Exhibit 99.1

Ciena Reports Unaudited Fiscal Third Quarter 2009 Results

LINTHICUM, Md.--(BUSINESS WIRE)--September 3, 2009--Ciena® Corporation (NASDAQ:CIEN), the network specialist, today announced unaudited results for its fiscal third quarter ended July 31, 2009. Revenue for the fiscal third quarter 2009 totaled $164.8 million, representing a 14% sequential improvement compared to fiscal second quarter 2009 revenue of $144.2 million.

On the basis of generally accepted accounting principles (GAAP), Ciena’s net loss for the fiscal third quarter 2009 was $(26.5) million, or $(0.29) per common share. This compares to fiscal second quarter 2009 GAAP net loss of $(503.2) million1, or $(5.53) per common share1.

Ciena’s adjusted (non-GAAP) net loss for the fiscal third quarter 2009 was $(4.8) million, or $(0.05) per common share. This compares to fiscal second quarter 2009 adjusted (non-GAAP) net loss of $(22.5) million, or $(0.25) per common share. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is provided in the table in Appendix A.

“We delivered significant sequential improvement in our fiscal third quarter across all major financial performance metrics, including revenue, gross margin and operating results,” said Gary Smith, Ciena’s CEO and president. “Through the challenging environment of the last 12 months, we’ve managed the business with the objective of balancing operating performance with a disciplined approach to strategic investment.”

Third Quarter 2009 Performance Summary

  $164.8 million in revenue, representing sequential growth of 14%, driven by sequential improvements in the Optical Service Delivery and Carrier Ethernet Service Delivery portfolios.
  Non-U.S. customers contributed 37% of total revenue.
  At 37% of total revenue, three customers each accounted for greater than 10% of revenue.
  GAAP gross margin of 45%.
  Adjusted (non-GAAP) gross margin of 46% excludes share-based compensation costs and amortization of intangible assets.
  GAAP net loss of $(26.5) million or $(0.29) per common share.
  Adjusted (non-GAAP) net loss of $(4.8) million or $(0.05) per common share.
  Generated $3.5 million in cash from operations during the quarter, ending the quarter with cash, cash equivalents and short- and long-term investments of $1.1 billion.

Third Quarter 2009 Customer and Product Summary

  In partnership with NYSE Euronext, Ciena announced plans to implement the first 100G network enabling NYSE Euronext to provide both the speed and ultra-low latency to facilitate unparalleled execution of equities quotes, trades, options data and other financial transactions in the U.S., Europe and globally.
  Clearwire will use Ciena’s Carrier Ethernet Service Delivery platforms for its strategic backhaul and base station switching to support its CLEAR mobile 4G WiMAX services in several markets nationwide.
  Telehouse Europe selected Ciena’s CN 4200® FlexSelect® Advanced Services Platform to enable connectivity for the new Telehouse 3 data storage facility in Magny-les-Hameaux near Paris.
  GTS Central Europe deployed Ciena’s Carrier Ethernet Service Delivery solutions in its aggregation and access network layers to allow the operator to offer a broad range of carrier-class services while leveraging the simplicity and cost efficiency of Ethernet.
  XO Communications accepted the “Wholesale Service Innovation” award from Global Telecoms Business for its Ethernet Hub Service enabled by Ciena’s Carrier Ethernet switching solutions.
  Urban Light Networks deployed Ciena’s CN 4200 RS in a new, next-generation network to support low-latency, capacity-rich service delivery.
  Mzima Networks will use Ciena’s Carrier Ethernet Service Delivery portfolio across Mzima’s next-generation, IP Network.
  Lifeline Data Centers deployed Ciena’s CN 4200 to provide high-performance, low-latency connectivity over dark fiber between its existing data center in downtown Indianapolis and its new 460,000-square foot state-of-the-art data center facility twelve miles outside of the city.
  MAGPI (Mid-Atlantic Gigapop for Internet2) implemented a CN 4200-based network to support high-performance network connectivity among multiple research labs located at Princeton University’s Forrestal Campus and the U.S. Department of Energy’s Energy Sciences Network 4.

Business Outlook

“Industry sentiment has improved somewhat over the first half of the calendar year as a result of what seems to be a stabilizing macro environment combined with continued pressure on service providers to increase network capacity and deliver more services,” said Smith. “While we continue to believe our network vision and portfolio align well with our customers’ current and future business priorities, customers in general continue to spend cautiously. As result, we expect our fiscal fourth quarter revenue will be roughly flat with our fiscal third quarter level.”

Live Web Broadcast of Unaudited Fiscal Third Quarter 2009 Results

Ciena will host a discussion of its unaudited fiscal third quarter 2009 results with investors and financial analysts today, Thursday, September 3, 2009 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena’s homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena’s website at: http://www.ciena.com/investors.

1 Ciena’s GAAP net loss for the fiscal second quarter 2009 includes a non-cash charge of $455.7 million for impairment of goodwill. This charge does not impact the Company's normal business operations nor will it result in any current or future cash expense.

Note to Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on June 5, 2009. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: industry sentiment has improved somewhat over the first half of the calendar year as a result of what seems to be a stabilizing macro environment combined with continued pressure on service providers to increase network capacity and deliver more services; while we continue to believe our network vision and portfolio align well with our customers’ current and future business priorities, customers in general continue to spend cautiously; and, as result, we expect our fiscal fourth quarter revenue will be roughly flat with our fiscal third quarter level. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expenses, income from operations, net income and net income per share. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. For a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release, see Appendix A.

About Ciena

Ciena specializes in practical network transition. We offer leading network infrastructure solutions, intelligent software and a comprehensive services practice to help our customers use their networks to fundamentally change the way they compete. With a global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended July 31,		Nine Months Ended July 31,
	2008	2009	2008	2009
Revenues:
Products	$223,661	$139,903	$641,632	$398,469
Services	29,518	24,855	81,162	77,890
Total revenue	253,179	164,758	722,794	476,359

Cost of goods sold:
Products	107,953	72,842	295,381	214,628
Services	19,595	17,251	57,617	54,503
Total cost of goods sold	127,548	90,093	352,998	269,131
Gross profit	125,631	74,665	369,796	207,228
Operating expenses:
Research and development	47,809	44,442	127,881	140,624
Selling and marketing	39,440	31,468	111,639	98,582
General and administrative	14,758	11,524	54,036	35,724
Amortization of intangible assets	8,671	6,224	23,901	18,852
Restructuring cost	-	3,941	-	10,416
Goodwill impairment	-	-	-	455,673
Total operating expenses	110,678	97,599	317,457	759,871
Income (loss) from operations	14,953	(22,934)	52,339	(552,643)
Interest and other income, net	5,342	999	32,911	9,167
Interest expense	(1,855)	(1,856)	(11,074)	(5,552)
Realized loss due to impairment of marketable debt investments	(5,114)	-	(5,114)	-
Loss on cost method investments	-	(2,193)	-	(5,328)
Income (loss) before income taxes	13,326	(25,984)	69,062	(554,356)
Provision for income taxes	1,603	470	4,772	139
Net income (loss)	$11,723	$(26,454)	$64,290	$(554,495)
Basic net income (loss) per common share	$0.13	$(0.29)	$0.72	$(6.10)
Diluted net income (loss) per potential common share	$0.12	$(0.29)	$0.63	$(6.10)
Weighted average basic common shares outstanding	90,216	91,364	88,871	90,970
Weighted average dilutive potential common shares outstanding	111,681	91,364	110,654	90,970

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

ASSETS
	October 31,	July 31,
Current assets:	2008	2009
Cash and cash equivalents	$550,669	$455,732
Short-term investments	366,336	607,094
Accounts receivable, net	138,441	120,271
Inventories	93,452	89,600
Prepaid expenses and other	35,888	44,325
Total current assets	1,184,786	1,317,022
Long-term investments	156,171	-
Equipment, furniture and fixtures, net	59,967	60,608
Goodwill	455,673	-
Other intangible assets, net	92,249	68,445
Other long-term assets	75,748	65,151
Total assets	$2,024,594	$1,511,226

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$44,761	$52,337
Accrued liabilities	96,143	89,571
Restructuring liabilities	1,668	1,917
Deferred revenue	36,767	43,625
Total current liabilities	179,339	187,450
Long-term deferred revenue	37,660	34,875
Long-term restructuring liabilities	2,557	7,570
Other long-term obligations	8,089	9,207
Convertible notes payable	798,000	798,000
Total liabilities	1,025,645	1,037,102
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 290,000,000 shares authorized; 90,470,803 and 91,522,101 shares issued and outstanding	905	915
Additional paid-in capital	5,629,498	5,656,096
Accumulated other comprehensive income (loss)	(1,275)	1,787
Accumulated deficit	(4,630,179)	(5,184,674)
Total stockholders' equity	998,949	474,124
Total liabilities and stockholders' equity	$2,024,594	$1,511,226

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Nine Months Ended July 31,
	2008	2009
Cash flows from operating activities:
Net income (loss)	$64,290	$(554,495)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of discount on marketable securities	(1,827)	(858)
Realized loss due to impairment of marketable debt investments	5,114	-
Non-cash loss on cost method investments	-	5,328
Depreciation of equipment, furniture and fixtures and amortization of leasehold improvements	13,345	16,270
Goodwill impairment	-	455,673
Share-based compensation	24,406	26,075
Amortization of intangibles	27,942	23,804
Deferred tax provision	1,640	-
Provision for doubtful accounts	55	42
Provision for inventory excess and obsolescence	13,841	11,126
Provision for warranty	11,234	13,620
Other	3,455	1,487
Changes in assets and liabilities:
Accounts receivable	(32,070)	18,128
Inventories	(4,694)	(7,274)
Prepaid expenses and other	(616)	(1,696)
Accounts payable, accruals and other obligations	(7,927)	(5,799)
Income taxes payable	(5,515)	-
Deferred revenue	9,554	4,073
Net cash provided by operating activities	122,227	5,504
Cash flows from investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(22,947)	(17,630)
Restricted cash	1,420	(1,914)
Purchase of available for sale securities	(180,613)	(926,621)
Proceeds from maturities of available for sale securities	820,177	321,554
Proceeds from sale of available for sale securities	-	523,137
Acquisition of business, net of cash acquired	(210,016)	-
Net cash provided by (used in) investing activities	408,021	(101,474)
Cash flows from financing activities:
Repayment of 3.75% convertible notes payable	(542,262)	-
Repayment of indebtedness of acquired business	(12,363)	-
Proceeds from issuance of common stock and warrants	5,246	533
Net cash provided by (used in) financing activities	(549,379)	533
Effect of exchange rate changes on cash and cash equivalents	173	500
Net decrease in cash and cash equivalents	(19,131)	(95,437)
Cash and cash equivalents at beginning of period	892,061	550,669
Cash and cash equivalents at end of period	$873,103	$455,732

Supplemental disclosure of cash flow information
Cash paid (refunded) during the period for:
Interest	$14,969	$4,748
Income taxes, net	$2,673	$250
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$1,717	$1,205
Value of common stock issued in acquisition	$62,359	$-
Fair value of vested options assumed in acquisition	$9,912	$-

APPENDIX A - Reconciliation of Adjusted (Non-GAAP) Quarterly Measures

	Quarter Ended
	July 31,	April 30,	July 31,
	2008	2009	2009
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$125,631	$60,720	$74,665
Share-based compensation-product	1,042	445	460
Share-based compensation-services	404	425	419
Amortization of intangible assets	1,139	684	683
Fair value adjustment of acquired inventory	4,278	-	-
Total adjustments related to gross profit	6,863	1,554	1,562
Adjusted (non-GAAP) gross profit	$132,494	$62,274	$76,227
Adjusted (non-GAAP) gross profit percentage	52%	43%	46%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$110,678	$563,688	$97,599
Stock compensation research and development	2,198	2,817	2,431
Stock compensation sales and marketing	2,930	2,685	2,640
Stock compensation general and administrative	2,343	2,773	2,621
Amortization of intangible assets	8,671	6,224	6,224
Restructuring costs	-	6,399	3,941
Goodwill impairment	-	455,673	-
Total adjustments related to operating expense	16,142	476,571	17,857
Adjusted (non-GAAP) operating expense	$94,536	$87,117	$79,742

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income (loss) from operations	$14,953	$(502,968)	$(22,934)
Total adjustments related to gross profit	6,863	1,554	1,562
Total adjustments related to operating expense	16,142	476,571	17,857
Adjusted (non-GAAP) income (loss) from operations	$37,958	$(24,843)	$(3,515)
Adjusted (non-GAAP) operating margin percentage	15%	(17%)	(2%)

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net income (loss)	$11,723	$(503,210)	$(26,454)
Total adjustments related to gross profit	6,863	1,554	(1,562)
Total adjustments related to operating expense	16,142	476,571	17,857
Realized loss due to impairment of marketable debt investments	5,114	-	-
Loss on cost method investments	-	2,570	2,193
Adjusted (non-GAAP) net income (loss)	$39,842	$(22,515)	$(4,842)

Weighted average basic common shares outstanding	90,216	90,932	91,364
Weighted average basic common and dilutive potential common shares outstanding	111,681	90,932	91,364

Net Income (Loss) per Common Share
GAAP diluted net income (loss) per common share (2)	$0.12	$(5.53)	$(0.29)
Adjusted (non-GAAP) diluted net income (loss) per common share (2)	$0.37	$(0.25)	$(0.05)

2Note that calculating GAAP and adjusted (non-GAAP) diluted earnings per common share for the fiscal third quarter 2008 requires adding interest expense of approximately $1.9 million associated with Ciena’s 0.25% and 0.875% convertible senior notes, to GAAP and adjusted (non-GAAP) net income in order to arrive at the numerator for the earnings per common share calculation.

The adjusted (non-GAAP) measures above and their reconciliation to Ciena’s GAAP results for the periods presented reflect adjustments relating to the following items:

  Share-based compensation cost – a non-cash expense incurred in accordance with SFAS 123(R).
  Amortization of intangible assets – a non-cash expense arising from acquisition of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.
  Fair value adjustment of acquired inventory – an infrequent charge required by purchase accounting rules resulting from the revaluation of finished goods inventory acquired from World Wide Packets to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and a $4.3 million increase in cost of goods sold during the third quarter of fiscal 2008.
  Restructuring costs – infrequent costs incurred as the result of restructuring activities (or in the case of recoveries, previous restructuring activities) taken to align resources with perceived market opportunities that Ciena believes are not reflective of its ongoing operating costs.
  Goodwill Impairment – a non-cash charge reflecting the impairment of the remaining goodwill on Ciena’s balance sheet. Ciena conducted an interim impairment assessment of goodwill during the second quarter of fiscal 2009 based on a combination of factors, including macroeconomic conditions and the sustained decline in Ciena’s common stock price and market capitalization below its net book value.
  Realized loss due to impairment of marketable debt investments – an infrequent loss of $5.1 million realized in the fiscal third quarter 2008 related to Ciena’s investments in commercial paper issued by two structured investment vehicles (SIVs) that were exposed to market risks stemming from their mortgage-related assets.
  Loss on cost method investment – a non-cash loss related to changes in the value of the Ciena’s equity investments in technology companies which Ciena believes is not reflective of its ongoing operating costs.

CONTACT:
Ciena Corporation
Press Contact:
Nicole Anderson, 410-694–5786
pr@ciena.com
or
Investor Contact:
Suzanne DuLong, 888-243–6223
ir@ciena.com